                                                            Exhibit h-1

                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                            September 30, 1995
                    (Unaudited, Subject to Adjustment)

ASSETS
------
                                        Old Program   New Program Combined
                                        -----------   ----------- --------
Current assets:
 Cash, including temporary cash investments
  of $2,075,000 with affiliated companies$   2,097,990$   20,442$   2,118,432
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                    34,630,806         -    34,630,806
   - from sales of oil                       7,960         -         7,960
   - other                                  10,811       613        11,424
 Prepaid expenses                          342,312         -       342,312
                                    ----------------------------------------
   Total current assets                 37,089,879    21,055    37,110,934
                                    ----------------------------------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                              743,851,872         -   743,851,872
  Dorchester                            67,401,440         -    67,401,440
 Cost of capital                       441,804,160         -   441,804,160
 Other                                  33,530,597         -    33,530,597
                                    ----------------------------------------
                                     1,286,588,069         - 1,286,588,069
  Less-accumulated amortization     (1,018,530,500)        -(1,018,530,500)
                                    ----------------------------------------
 Net cost of fuel reserves             268,057,569         -   268,057,569

 Work in process - Samedan               2,944,414         -     2,944,414
                                    ----------------------------------------
  Total property                       271,001,983         -   271,001,983
                                    ----------------------------------------
                                    $  308,091,862$     21,055$  308,112,917
                                    ========================================

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs$   28,605,671$          -$   28,605,671*
 Accounts payable                        1,768,560   259,150     2,027,710
 Accrued interest                        1,179,258         -     1,179,258
 Accrued taxes payable                   5,103,567   (79,100)    5,024,467
                                    ----------------------------------------
  Total current liabilities             36,657,056   180,050    36,837,106
                                    ----------------------------------------
Deferred income taxes                   89,392,952   (50,900)   89,342,052
                                    ----------------------------------------
Deferred credit                          5,525,022         -     5,525,022
                                    ----------------------------------------
Notes payable to banks under credit agreement180,000,000   -   180,000,000
                                    ----------------------------------------
Parent company's investment:
 Subordinated notes payable to parent    3,459,84315,743,491    19,203,334
 Common stock, par value $1 per share        2,500         -         2,500
 Paid-in capital                           247,500         -       247,500
 Retained deficit                       (7,193,011)(15,851,586)(23,044,597)
                                    ----------------------------------------
  Total parent company's investment     (3,483,168) (108,095)   (3,591,263)
                                    ----------------------------------------
                                    $  308,091,862$     21,055$  308,112,917
                                    ========================================
*Accrued exploration and development costs:
                   Total
            (All Samedan)
            -------------

Exploration $10,500,018
Development  17,581,486
Work in process 222,714
Advance         301,453
            -----------
            $28,605,671
            ===========